UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2018

Aerie Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36152	20-3109565
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4301 Emperor Boulevard, Suite 400

Durham, North Carolina 27703

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (919) 237-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

On July 23, 2018, Aerie Pharmaceuticals, Inc. (the “Company”) entered into the following agreements with certain entities affiliated with Deerfield Management, L.P. (“Deerfield”), pursuant to which, among other things, the Company’s existing senior secured convertible notes (the “Convertible Notes”) were fully converted into shares of the Company’s common stock, par value $0.001 (the “Common Stock”), and the Company entered into a $100.0 million delayed draw term loan facility:

(1)	Exchange and Termination Agreement, dated as of July 23, 2018, by and among the Company and Deerfield Private Design Fund III, L.P. (“DPD III”), Deerfield Partners, L.P. (“DP”) and Deerfield Special Situations Fund, L.P. (“DSS” and, together with DPD III and DP, the “Holders”) (the “Exchange and Termination Agreement”).

(2)	Registration Rights Agreement, dated as of July 23, 2018, by and among the Company and the Holders (the “Registration Rights Agreement”).

(3)	Credit Agreement, dated as of July 23, 2018, by and among the Company, Aerie Distribution, Inc. (the “Subsidiary Guarantor”), the other Loan Parties (as defined therein) party thereto from time to time, DP, DSS and DPD III, as lenders, and DPD III, as agent for itself and the lenders party thereto from time to time (the “Credit Agreement”).

(4)	Guaranty and Security Agreement, dated as of July 23, 2018, by and among the Company, the Subsidiary Guarantor, the other Grantors and Guarantors (each as defined therein) party thereto from time to time, and DPD III, as agent (the “Security Agreement”).

Exchange and Termination Agreement

In September 2014, the Company issued and sold to the Holders (or their predecessors in interest) $125.0 million aggregate principal amount of Convertible Notes, pursuant to that certain Note Purchase Agreement, dated as of September 8, 2014 (as amended, the “Note Purchase Agreement”), which Convertible Notes were convertible at any time and from time to time at the option of the Holders into shares of Common Stock, upon the terms and subject to the conditions and limitations set forth therein.

Pursuant to the Exchange and Termination Agreement, on the date hereof, (i) the Holders converted the entire outstanding principal amount of the Convertible Notes into 5,040,323 shares of Common Stock (the “Conversion Shares”) in accordance with the terms of the Convertible Notes and (ii) the Company paid accrued and unpaid interest on the Convertible Notes to July 23, 2018.

In addition, as mutually agreed to with the Holders in order to complete the conversion on the date hereof, pursuant to the Exchange and Termination Agreement, the Company issued an additional 329,124 shares of Common Stock (the “Additional Shares” and, together with the Conversion Shares, the “Exchange Shares”) to the Holders. The issuance of the Additional Shares and the issuance of the Conversion Shares were effected simultaneously, as part of a single transaction pursuant to the Exchange and Termination Agreement.

This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful.

The foregoing description of the Exchange and Termination Agreement does not purport to be complete and is qualified in its entirety by reference to the Exchange and Termination Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 4.1.

Registration Rights Agreement

In connection with the Exchange and Termination Agreement, the Company and the Holders entered into the Registration Rights Agreement. Under the Registration Rights Agreement, the Company is obligated to cause the Additional Shares (together with certain shares issued in respect thereof, the “Registrable Securities”) to be registered for resale under the Securities Act of 1933, as amended (the “Securities Act”), by August 22, 2018, and to maintain the effectiveness of one or more registration statements covering the Registrable Securities until the earlier of such time as (i) all Registrable Securities shall have been sold by the Holders or their permitted transferees or (ii) the Registrable Securities may be immediately sold to the public without registration or restriction, and without compliance with any “current public information requirement,” pursuant to Rule 144 under the Securities Act (“Rule 144”).

Under the Registration Rights Agreement, the Holders are also entitled to certain customary piggyback registration rights in the event that the Company has not timely filed, obtained effectiveness or maintained effectiveness of a registration statement with respect to the Registrable Securities.

The Company is required to pay all reasonable expenses, other than underwriting discounts and commissions, incurred in connection with the Registration Rights Agreement. In addition, the Company is required to reimburse the Holders for certain expenses incurred by the Holders in connection with the transactions contemplated by the Registration Rights Agreement in the aggregate amount per registration of up to $25,000.

The Registration Rights Agreement also provides for customary indemnification and contribution obligations of the Company and the Holders, and obligates the Company to make available information required to permit the resale of the Registrable Securities pursuant to Rule 144.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Registration Rights Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 4.2.

Delayed Draw Facility

The Credit Agreement provides for a senior secured delayed draw term loan facility in an aggregate principal amount of $100.0 million (the “Delayed Draw Facility”), which the Company may draw in one or more borrowings at any time prior to July 23, 2020, subject to the satisfaction of certain conditions described in the Credit Agreement. Amounts drawn under the Delayed Draw Facility mature on July 23, 2024. No amounts under the Delayed Draw Facility were drawn at the time of the initial effectiveness thereof.

Amounts drawn under the Delayed Draw Facility will bear interest at a rate per annum of 8.625%, will be subject to a drawdown fee of 1.75% and will be subject to required amortization, and prepayment premiums (including “make whole” interest if prepaid on or prior to the second anniversary of the date of the Credit Agreement), as set forth in the Credit Agreement. The Company is required to pay a commitment fee in an amount equal to 1.5% per annum, calculated on the undrawn portion of the Delayed Draw Facility. The Company is also required to pay the lenders an exit fee of $1.5 million upon termination of the Delayed Draw Facility.

The Credit Agreement contains various representations and warranties, and affirmative and negative covenants, including covenants that limit or restrict the Company’s and its subsidiaries’ ability to, among other things, incur indebtedness, grant liens, undergo fundamental changes, dispose of assets, make investments, enter into transactions with affiliates, and make restricted payments, in each case subject to limitations and exceptions set forth in the Credit Agreement. In addition, the Credit Agreement contains a covenant pursuant to which the Company is required to have net sales above certain amounts for certain periods as specified in the Credit Agreement.

The Credit Agreement also provides for events of default, subject to certain grace periods and materiality thresholds set forth therein, including upon the failure to pay principal and interest when due, inaccuracy of the Company’s and its subsidiaries’ representations and warranties to the lenders, failure to comply with the covenants under the Credit Agreement, the Security Agreement and the other loan documents, insolvency or the occurrence of certain bankruptcy-related events in respect of the Company and its subsidiaries, judgments against the Company and its subsidiaries, cross-default to other indebtedness of the Company and its subsidiaries, certain material adverse events taken by the FDA or other governmental authority or any material recalls or settlements, in respect of the Company’s products, changes in healthcare laws that would materially affect the Company, and change of control. If any event of default were to occur, and continue beyond any applicable cure period, the lenders may require immediate payment of all obligations under the Credit Agreement and may exercise certain other rights and remedies provided for under the Credit Agreement, the other loan documents and applicable law.

The Company’s obligations under the Credit Agreement are required to be guaranteed by the Subsidiary Guarantor and any future subsidiaries meeting materiality thresholds and certain other requirements set forth in the Credit Agreement. Such obligations, including the guaranties, are secured by substantially all of the assets of the Company, the Subsidiary Guarantor and any future additional guarantors pursuant to the Security Agreement.

The foregoing descriptions of the Credit Agreement and the Security Agreement do not purport to be complete and are qualified in their entirety by reference to the Credit Agreement and the Security Agreement, copies of which are attached to this Current Report on Form 8-K as Exhibit 10.1 and Exhibit 10.2, respectively.

The Company has agreed to reimburse Deerfield up to $500,000 for certain expenses incurred by Deerfield in connection with the transactions contemplated by the Exchange and Termination Agreement and the Credit Agreement.

The Exchange and Termination Agreement, the Registration Rights Agreement, the Credit Agreement and the Security Agreement (collectively, the “Agreements”) have been attached to this Current Report on Form 8-K to provide you with information regarding their respective terms. Certain of the Agreements contain representations and warranties that the parties thereto made to the other parties thereto as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the contracts between the parties to the Agreements and may be subject to important qualifications and limitations agreed by the parties in connection with negotiating the terms of the Agreements. In addition, some of those representations and warranties may not be accurate or complete as of any specified date, may be subject to a contractual standard of materiality different from those generally applicable to security holders or may have been used for the purpose of allocating risk among the parties rather than establishing matters as facts. For the foregoing reasons, the representations and warranties should not be relied upon as statements of factual information.

Item 1.02 Termination of a Material Definitive Agreement.

The information set forth under the heading “Exchange and Termination Agreement” in Item 1.01 above is incorporated by reference into this Item 1.02. Concurrently with the issuance of the Exchange Shares, the Note Purchase Agreement, that certain Security Agreement, dated as of September 8, 2014, as amended, by and among the Company and the other parties named therein, and the other Note Documents (as defined in the Note Purchase Agreement) were terminated in accordance with their terms upon the conversion in full of the Convertible Notes.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under the heading “Credit Agreement” in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth under the heading “Exchange and Termination Agreement” in Item 1.01 above is incorporated by reference into this Item 3.02. The Company issued the Conversion Shares and the Additional Shares to the Holders in reliance on the exemptions from registration provided by Section 3(a)(9) and Section 4(a)(2) of the Securities Act, as applicable. The Company relied on these exemptions from registration based in part on the nature of the transactions and the various representations made by the Holders.

Item 7.01 Regulation FD Disclosure.

On July 23, 2018, the Company issued a press release announcing the conversion of the Convertible Notes, the issuance of the Exchange Shares and the entry into the Credit Agreement. A copy of the press release is furnished as Exhibit 99.1 hereto and is hereby incorporated by reference into this Item 7.01.

The information this Item 7.01 (including Exhibit 99.1) is being furnished, not filed, pursuant to Regulation FD. Accordingly, the information in this Item 7.01 will not be incorporated by reference into any registration statement filed by the Company under the Securities Act unless specifically identified therein as being incorporated therein by reference. The furnishing of this information in Item 7.01 is not intended to, and does not, constitute a determination or admission by the Company that this information is material or complete, or that investors should consider this information before making an investment decision with respect to any security of the Company.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits relating to Item 1.01 are filed herewith:

4.1	Exchange and Termination Agreement, dated as of July 23, 2018, by and among Aerie Pharmaceuticals, Inc., Deerfield Private Design Fund III, L.P., Deerfield Partners, L.P. and Deerfield Special Situations Fund, L.P.

4.2	Registration Rights Agreement, dated as of July 23, 2018, by and among Aerie Pharmaceuticals, Inc., Deerfield Private Design Fund III, L.P., Deerfield Partners, L.P. and Deerfield Special Situations Fund, L.P.

10.1	Credit Agreement, dated as of July 23, 2018, by and among Aerie Pharmaceuticals, Inc., Aerie Distribution, Inc., the other Loan Parties (as defined therein) party thereto from time to time, Deerfield Partners, L.P., Deerfield Special Situations Fund, L.P. and Deerfield Private Design Fund III, L.P., as lenders, and Deerfield Private Design Fund III, L.P., as agent for itself and the lenders party thereto from time to time.

10.2	Guaranty and Security Agreement, dated as of July 23, 2018, by and among Aerie Pharmaceuticals, Inc., the other Grantors and Guarantors (each as defined therein) party thereto from time to time, and Deerfield Private Design Fund III, L.P., as agent.

The following exhibit relating to Item 7.01 are furnished herewith:

99.1	Press Release dated July 23, 2018.

EXHIBIT INDEX

Number	Description

4.1	Exchange and Termination Agreement, dated as of July 23, 2018, by and among Aerie Pharmaceuticals, Inc., Deerfield Private Design Fund III, L.P., Deerfield Partners, L.P. and Deerfield Special Situations Fund, L.P.

4.2	Registration Rights Agreement, dated as of July 23, 2018, by and among Aerie Pharmaceuticals, Inc., Deerfield Private Design Fund III, L.P., Deerfield Partners, L.P. and Deerfield Special Situations Fund, L.P.

10.1	Credit Agreement, dated as of July 23, 2018, by and among Aerie Pharmaceuticals, Inc., Aerie Distribution, Inc., the other Loan Parties (as defined therein) party thereto from time to time, Deerfield Partners, L.P., Deerfield Special Situations Fund, L.P. and Deerfield Private Design Fund III, L.P., as lenders, and Deerfield Private Design Fund III, L.P., as agent for itself and the lenders party thereto from time to time.

10.2	Guaranty and Security Agreement, dated as of July 23, 2018, by and among Aerie Pharmaceuticals, Inc., the other Grantors and Guarantors (each as defined therein) party thereto from time to time, and Deerfield Private Design Fund III, L.P., as agent.

99.1	Press Release dated July 23, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AERIE PHARMACEUTICALS, INC.

Date: July 23, 2018	By:	/s/ Richard J. Rubino
Richard J. Rubino
Chief Financial Officer